SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential,  for  Use  of the  Commission  Only  (as  permitted  by  Rule
       14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive  Additional Materials
[ ]  Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14

                    The Chaconia Income & Growth Fund, Inc.
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)


     -----------------------------------------------------------------------
     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1.  Title of each class of securities to which transaction applies:

     2.  Aggregate number of securities to which transaction applies:

     3. Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

     4.  Proposed maximum aggregate value of transaction:

     5.  Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1.  Amount Previously Paid:

     2.  Form, Schedule or Registration Statement No.:

     3.  Filing Party:

     4.  Date Filed:

                     THE CHACONIA INCOME & GROWTH FUND, INC.
                               c/o Foley & Lardner
                            777 East Wisconsin Avenue
                         Milwaukee, Wisconsin 53202-5367


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

          Notice is hereby given that the annual meeting (the "Annual Meeting") of stockholders of The Chaconia Income & Growth Fund (the "Fund"), a series of The Chaconia Income & Growth Fund, Inc., a Maryland corporation (the "Company"), will be held at the offices of FOLEY & LARDNER, 3000 K Street, N.W., Suite 500, Washington, D.C. 20007-5109 on Wednesday, May 17, 2000 at 10:00 A.M. (EASTERN
TIME) for the following purposes:

          1. To approve or disapprove a new investment advisory agreement between the Company, on behalf of the Fund, and EARNEST Partners, LLC.

          2. To ratify or reject the selection of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Fund for the fiscal year ending December 31, 2000.

          3. To consider and act upon such other business as may properly come before the Annual Meeting or any adjournment or postponement thereof.

          The close of business on March 31, 2000 has been fixed as the record date for the determination of stockholders entitled to receive notice of, and to vote at, the Annual Meeting and any adjournment or postponement thereof.

          All stockholders are cordially invited to attend the Annual Meeting in person, if possible. Stockholders who are unable to be present in person are requested to execute and promptly return the accompanying proxy in the enclosed envelope. The proxy is being solicited by the directors of the Fund. Your attendance at the Annual Meeting, whether in person or by proxy, is important to ensure a quorum. If you return the proxy, you still may vote your shares in person by giving notice (by subsequent proxy or otherwise) to the Secretary of the Fund at any time prior to its vote at the Annual Meeting.

                                           By Order of the Board of Directors


                                           /s/  Ulice Payne, Jr.
                                           ----------------------------------
                                           Ulice Payne, Jr., Secretary

April 30, 2000

          YOUR VOTE IS IMPORTANT NO MATTER HOW LARGE OR SMALL YOUR HOLDINGS MAY BE. TO ASSURE YOUR REPRESENTATION AT THE MEETING, PLEASE DATE THE ENCLOSED PROXY, WHICH IS SOLICITED BY THE BOARD OF DIRECTORS, SIGN EXACTLY AS YOUR NAME APPEARS THEREON AND RETURN IMMEDIATELY.

                     THE CHACONIA INCOME & GROWTH FUND, INC.
                          American Data Services, Inc.
                         The Hauppauge Corporate Center
                                150 Motor Parkway
                                    Suite 109
                               Hauppauge, NY 11788

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                      OF THE CHACONIA INCOME & GROWTH FUND
                             TO BE HELD MAY 17, 2000

          This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board of Directors") of The Chaconia Income & Growth Fund, Inc., a Maryland corporation (the "Company"), to be voted at the annual meeting (the "Annual Meeting") of stockholders of The Chaconia Income & Growth Fund (the "Fund"), to be held on Wednesday, May 17, 2000 at 10:00 A.M. Eastern Time, at the offices of Foley & Lardner, 3000 K Street, N.W., Suite 500, Washington, D.C. 20007-5109, and all adjournments or postponements thereof, for the purposes set forth in the accompanying Notice of Annual Meeting of Stockholders. The mailing of the Notice of Annual Meeting, this Proxy Statement and the accompanying forms hereof will take place on or about April 30, 2000.

                               GENERAL INFORMATION

          All properly executed proxies received prior to the Annual Meeting will be voted at the Annual Meeting in accordance with the instructions marked thereon or otherwise provided therein. Accordingly, unless instructions to the contrary are marked, the shares represented by executed but unmarked proxies will be voted FOR a new investment advisory agreement between the Company, on behalf of the Fund, and Earnest Partners, LLC (the "New Advisor"), and FOR the ratification of the selection of PricewaterhouseCoopers LLP as the independent certified public accountants for the fiscal year ending December 31, 2000 and such other business or matters which may properly come before the Annual Meeting in accordance with the best judgment of the persons named as proxies in the enclosed form of proxy. Other than the ratification of the independent public accountants and the approval of a new investment advisory agreement, the Board of Directors has no knowledge of any matters to be presented for action by the stockholders at the Annual Meeting.

          Any stockholder may revoke his or her proxy at any time prior to the exercise thereof by (i) giving written notice to Ulice Payne, Jr., the Secretary of the Fund, c/o Foley & Lardner, 777 East Wisconsin Avenue, Milwaukee, Wisconsin 53202; (ii) by signing another proxy of a later date; or (iii) by personally casting his or her vote in person. Presence at the Annual Meeting of a stockholder who has signed a proxy does not in itself revoke a proxy.

          The Board of Directors has fixed the close of business on March 31, 2000 as the record date (the "Record Date") for the determination of stockholders entitled to receive notice of and to vote at the Annual Meeting and any adjournment or postponement thereof. On the Record Date, the Fund had, outstanding and entitled to vote, 4,900,664.323 shares of common stock.

Each share of common stock is entitled to one vote on each matter to be presented at the meeting. The only voting securities of the Fund are its shares of common stock. At the Annual Meeting, a quorum will exist with respect to each matter to be voted upon if one-third of the shares of common stock entitled to be cast thereon is represented in person or by proxy.

          As of the Record Date, no stockholder had beneficial ownership of 5% or more of the Fund's issued and outstanding common stock. The Board of Directors and executive officers of the Fund did not own 1% or more of the outstanding Fund shares as of the Record Date.

          THE FUND WILL FURNISH, WITHOUT CHARGE, A COPY OF THE ANNUAL REPORT AND MOST RECENT SEMI-ANNUAL REPORT SUCCEEDING THE ANNUAL REPORT, IF ANY, TO ANY STOCKHOLDER UPON REQUEST BY SENDING THE ATTACHED SELF-ADDRESSED POSTAGE PAID CARD TO THE CHACONIA INCOME & GROWTH FUND, INC., C/O AMERICAN DATA SERVICES, INC., 150 MOTOR PARKWAY, SUITE 109, HAUPPAUGE, NEW YORK 11788.

PROPOSAL ONE:  APPROVAL OF NEW INVESTMENT ADVISORY AGREEMENT

General Information

          This proposal seeks stockholder approval of a new investment advisory agreement with the New Advisor. If approved, the Company will terminate its current advisory agreement with INVESCO Capital Management, Inc.

          In order to change investment advisors, a new investment advisory agreement must be approved by stockholder vote. Importantly, at the Annual Meeting, stockholders are being asked to approve a proposed new advisory agreement between the Company and the New Advisor (the "Proposed Advisory Agreement"). The Board of Directors, including a majority of the independent directors, approved the Proposed Advisory Agreement at a meeting held on April 15, 2000. A form of the Proposed Advisory Agreement is attached as Exhibit A. If approved, the New Advisor will have the same duties and responsibilities and will receive the same compensation under the Proposed Advisory Agreement as INVESCO Capital Management, Inc. does under its current investment advisory agreement with the Company.

The Current Advisory Agreement

          The Fund's current investment advisor is INVESCO Capital Management, Inc. (the "Current Advisor"), pursuant to an investment advisory agreement entered into between the

Company, on behalf of the Fund, and the Current Advisor, in November 1997 (the "Current Advisory Agreement"). The Current Advisor provides a continuous investment program for the Fund and places orders to buy, sell or hold particular securities and futures. The Current Advisor also supervises all matters relating to the operation of the Fund and obtains clerical staff, office space, equipment and services. As compensation for its services, the Current Advisor receives a monthly fee at an annual rate of the greater of $50,000 or
0.75 of 1% on the first $10 million, 0.50 of 1% on the next $10 million and 0.25 of 1% over $20 million of the Fund's average daily net assets. During the fiscal year ended on December 31, 1999, the Fund paid the Current Advisor fees of $216,700.

          Under the Current Advisory Agreement, the Current Advisor is not liable to the Fund for any error of judgment by the Current Advisor or any loss sustained by the Fund except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

          The Current Advisory Agreement was unanimously approved by the Board of Directors and by a majority of the directors who neither are interested persons of the Fund nor have any direct or indirect financial interest in the Current Advisory Agreement or any agreement related thereto in February 1997, and by the Fund's stockholders in November 1997.

The Proposed Advisory Agreement

          The terms of the Proposed Advisory Agreement are substantially identical to the terms of the Current Advisory Agreement, except for the parties, date of execution and effectiveness. The terms of the Proposed Advisory Agreement, subject to qualification by reference to Exhibit A, are summarized below.

          Advisory Fees. The investment advisory fee as a percentage of net assets payable by the Fund will be substantially similar under the Proposed Advisory Agreement as under the Current Advisory Agreement. The fee is calculated and accrued daily and the amounts of the daily accrual shall be paid monthly, at an annual rate of 0.75 of 1% on the first $10 million, 0.50 of 1% on the next $10 million and 0.25 of 1% over $20 million of the Fund's average daily net assets. If the investment advisory fee under the Proposed Advisory Agreement had been in effect for the Fund's most recently completed fiscal year, the New Advisor would have received the same compensation as the Current Advisor received under the Current Advisory Agreement.

          Duties of the New Advisor. The Proposed Advisory Agreement provides that the New Advisor, in return for its fee, will provide the same services to the Company as the Current Advisor provides under the Current Advisory Agreement. In particular, the Proposed Advisory Agreement provides that the New Advisor will: (a) provide the Fund with a continuous investment program for the Fund consistent with the Fund's investment objective and policies; (b) buy, sell or hold particular securities and futures; (c) supervise all matters relating to the operation of the Fund, including obtaining clerical staff, office space, equipment and services; and (d) give the Company's Board of Directors all relevant statistical information and reports that are reasonably available.

          Term. The Proposed Advisory Agreement will remain in effect until terminated by either party. The Proposed Advisory Agreement shall be specifically approved at least annually: (1) by a majority vote of the directors who are not parties to the agreement or interested persons of a party to the agreement (other than as directors of the Fund) cast in person at a meeting called for the purpose of voting on such approval and (2) by the Board of Directors or by vote of a majority of the outstanding voting securities of the Fund.

          The Proposed Advisory Agreement may be terminated  anytime,  on thirty
(30) days written notice, and without any penalty, by vote of the Fund's Board of Directors, by vote of the majority of the Fund's outstanding voting securities or by the New Advisor. The Proposed Advisory Agreement would terminate automatically in the event of its assignment.

          Standard of Care. Under the Proposed Advisory Agreement, the New Advisor is not liable to the Fund for any error of judgment by the New Advisor or any loss sustained by the Fund except in the case of a breach of fiduciary duty with respect to the receipt of compensation for services (in which case any award of damages will be limited as provided in the 1940 Act) or of willful misfeasance, bad faith, gross negligence or reckless disregard of duty.

Board of Directors' Considerations

          At a meeting of the Board of Directors held on April 15, 2000, the Board of Directors affirmatively voted to terminate the Current Advisory Agreement, subject to stockholder approval of the Proposed Advisory Agreement.

Termination of the Current Advisory Agreement. In determining whether to terminate the Current Advisory Agreement, the Board of Directors considered several significant factors, including but not limited to: (1) the Fund's underperformance relative to its benchmark and other similarly managed mutual funds after the principal partner responsible for the day-to-day investment management decisions of the Fund, Paul E. Viera, Jr., ceased employment with the Current Advisor; (2) the impact of professional personnel changes at the Current Advisor; and (3) discussions with the Current Advisor regarding investment philosophy and strategies in the changing market environment. Further, the Board of Directors considered information regarding the effects on Fund expenses of the expected stockholder redemptions.

Recommendation of the Proposed Advisory Agreement. In considering whether to recommend approval of the Proposed Advisory Agreement, the Board of Directors considered a variety of factors, based both on information presented at the meeting and three other investment advisor candidates and on information regarding the New Advisor that had been furnished previously to the Board of Directors. The Board of Directors also met with the Chief Executive Officer and Managing Member of the New Advisor, Paul E. Viera, Jr., and considered information presented to them regarding the New Advisor's qualifications to act as investment advisor to the Fund, including the background experience of the New Advisor's key management personnel who would assume day-to-day portfolio management responsibility and the past performance of the New Advisor and any partners or employees of the New Advisor related to other funds with similar objectives and policies as the Fund. One of the most important factors considered by the Board of Directors was that the Principal and some members of the New Advisor formerly worked for the Current Advisor from the inception of the Fund until January 1, 1999. They also reviewed information presented by the New Advisor regarding anticipated benefits to the Fund's stockholders from a new advisory relationship with the New Advisor, its investment performance record, its financial condition and growth strategy of the Fund. In particular, the Board of Directors reviewed the New Advisor's growth and income investment strategy. The Board of Directors also considered steps that the New Advisor would take to assist in the marketing of the Fund. It is also noted that the terms of the Proposed Advisory Agreement, including an advisory fee payable by the Fund, are substantially identical to the terms of the Current Advisory Agreement.

Information About the New Advisor

          The New Advisor, a Georgia limited liability company located at 75 Fourteenth Street, Suite 2300, Atlanta, Georgia 30309, is registered as an investment adviser under the Investment Advisers Act of 1940, as amended. The New Advisor is a wholly owned subsidiary of EARNEST Holdings, LLC, a Delaware limited liability company. The principal executive office of EARNEST Holdings, LLC is located at the same address as the New Advisor.

          As of March 31, 2000, the New Advisor had $1,100,000,000 in assets under management. The New Advisor provides investment counsel, utilizing investment strategies substantially similar to that of the Fund, to individuals, banks and thrift institutions, pension and profit sharing plans, trusts, estates, charitable organizations, and corporations.

          The current directors and principal executive officers of the New Advisor are:

                                   Principal Occupation and
Name                               Position with New Advisor
----                               -------------------------

Paul E. Viera, Jr.                 Chief Executive Officer and Managing Member

Douglas S. Folk                    Executive Officer

John M. Friedman                   Executive Officer

Maricia A. Kubovetz                Executive Officer

Michael T. McRee                   Executive Officer

Wendell M. Starke                  Executive Officer


          The address of each officer and director is at the principal executive office of the New Advisor.

Stockholder Approval of the Proposed Advisory Agreement

          Approval of the Proposed Advisory Agreement requires the affirmative vote of a majority of the outstanding voting securities of the Fund, as defined in the Investment Company Act of 1940 (the "1940 Act"). "Majority" for this purpose under the 1940 Act means the lesser of (1) more than 50% of the outstanding shares of the Fund or (2) 67% or more of the Shares of the Fund represented at the meeting if more than 50% of such shares are represented. In the event that the stockholders of the Fund do not approve the Proposed Advisory Agreement, the Board of Directors will take such action as it deems in the best interest of the Fund and its stockholders, which may include proposing that stockholders approve an agreement in lieu of the Proposed Advisory Agreement.

          THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE "FOR" THE APPROVAL OF THE PROPOSED ADVISORY AGREEMENT.

PROPOSAL TWO:  RATIFICATION OR REJECTION OF SELECTION OF
               INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          The Board of Directors recommends that the stockholders ratify the selection of PricewaterhouseCoopers LLP, independent certified public accountants, to audit the accounts of the Fund for the fiscal year ending December 31, 2000. Their selection was approved by the unanimous written consent of all of the directors of the Fund, including all of the directors who are not "interested persons" of the Fund within the meaning of the 1940 Act. PricewaterhouseCoopers LLP has audited the accounts of the Fund since prior to the Fund's commencement of business on April 8, 1993, and does not have any direct financial interest or any material financial interest in the Fund. A representative of PricewaterhouseCoopers LLP is expected to attend the meeting and to have the opportunity to make a statement and respond to appropriate questions from stockholders.

Stockholder Approval of Independent Certified Public Accountants

          An affirmative vote of the holders of a "Majority" of the outstanding voting securities of the Fund is required for approval of this Proposal. The requirements for such "Majority" vote under the Investment Company Act are the same as those described above for Proposal One.

          THE BOARD OF DIRECTORS OF THE FUND RECOMMENDS THAT THE STOCKHOLDERS OF THE FUND VOTE "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS OF THE FUND. SHARES OF COMMON
STOCK REPRESENTED BY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED "FOR" THE RATIFICATION OF THE SELECTION OF PRICEWATERHOUSECOOPERS LLP AS INDEPENDENT CERTIFIED PUBLIC ACCOUNTS OF THE FUND.

                             ADDITIONAL INFORMATION

                      PORTFOLIO TRANSACTIONS AND BROKERAGE

          The Current Advisor is authorized on behalf of the Fund to employ brokers to effect the purchase or sale of portfolio securities with the objective of obtaining prompt, efficient and reliable execution and clearance of such transactions at the most favorable price obtainable ("best execution") at reasonable expense. Transactions in securities other than those for which a securities exchange is the principal market are generally done through a principal market maker. However, such transactions may be effected through a brokerage firm and a commission paid whenever it appears that the broker can obtain a more favorable overall price. All brokerage commissions paid by the Fund will be paid to non-affiliated brokers. In general, there may be no stated commission in the case of securities traded on the over-the-counter markets, but the prices of those securities may include undisclosed commissions or markups. The Fund also expects that securities will be purchased at times in underwritten offerings where the price includes a fixed amount of compensation generally referred to as the underwriter's concession or discount. During the Fund's fiscal year ended December 31, 1999, the Fund paid $57,191.30 in brokerage commissions, none of which were paid to affiliates of the Fund or the Current Advisor.

          The Current Advisor presently does, and may in the future, act as advisor to others. It is the practice of the Current Advisor to cause purchase and sale transactions to be allocated among the Fund and others whose assets it manages in such manner as it deems equitable. In making such allocations among the Fund and other client accounts, the main factors considered are the respective investment objectives, the relative size of portfolio holdings of the same or comparable securities, the availability of cash for investment, the size of investment commitments generally held and the opinions of the persons responsible for managing the portfolios of the Fund and other client accounts.

          The policy of the Fund regarding purchases and sale of securities for its portfolio is that primary consideration will be given to obtaining the most favorable prices and efficient execution of transactions. In seeking to implement the Fund's policies, the Current Advisor effects transactions with those brokers and dealers who the Current Advisor believes provide the most favorable prices and are capable of providing efficient executions. If the Current Advisor believes such price and execution are obtainable from more than one broker or dealer, it may give consideration to placing portfolio transactions with those brokers and dealers who also furnish research and other services to the Fund or the Current Advisor of the type described in section 28(e) of the Securities Exchange Act of 1934, as amended. In doing so, the Fund may also pay higher commission rates than the lowest available when the Current Advisor believes it is reasonable to do so in light of the value of the brokerage and research services provided by the broker effecting the transaction. Such services may include, but are not limited to, any one or more of the following: information as to the availability of securities for purchase or sale; statistical or factual information or opinions pertaining to investment wire services; and appraisals or evaluations of portfolio securities. During the Fund's fiscal year ended December 31, 1999, the Current Advisor placed no portfolio transactions with firms supplying investment information to the Current Advisor.

               SUBMISSION OF PROPOSALS FOR MEETING OF STOCKHOLDERS

          Under the current law of Maryland, in which state the Company is incorporated, meetings of stockholders are required to be held only as provided in the Articles of Incorporation, By-Laws or, when necessary, under the Maryland Business Corporation Act. A stockholder proposal intended to be presented at any meeting hereafter called must be received by the Fund within a reasonable time before the solicitation relating thereto is made in order to be included in the proxy statement and form of proxy related to such meeting.

                             SOLICITATION OF PROXIES

          In addition to the solicitation of proxies by mail, the cost of which has been paid by the Fund, the directors of the Fund and employees of the Current Advisor may solicit proxies in person or by telephone. Persons holding shares as nominees will upon request be reimbursed for their reasonable expenses in sending soliciting material to their principles.

                                    ADDRESSES

          The  name  and   address  of  the  Fund's   investment   advisor   and
administrator are as follows:

              Investment Advisor                          Administrator
              ------------------                          -------------

          INVESCO Capital Mgmt. Inc.               American Data Services, Inc.
          1315 Peachtree Street, N.E.              150 Motor Parkway
          Suite 500                                Suite 109
          Atlanta, Georgia  30309                  Hauppauge, New York  11788

                                  OTHER MATTERS

          The Board of Directors of the Fund does not know of any matters to be presented at the meeting other than those mentioned in this Proxy Statement. If an event not now anticipated, or if any other matters properly come before the meeting, the shares represented by proxies will be voted with respect thereto in accordance with the best judgment of the person or persons voting the proxies.

                                           By Order of the Board of Directors


                                           /s/  Ulice Payne, Jr.
                                           ----------------------------------
                                           Ulice Payne, Jr., Secretary


Trinidad & Tobago, W.I.
April 30, 2000

                                                                       Exhibit A

                                     FORM OF
                          INVESTMENT ADVISORY AGREEMENT


          THIS AGREEMENT (the "Agreement"), made on this ___ day of ___________, 2000, by and between The Chaconia Income & Growth Fund, Inc. a Maryland corporation, (the "Company"), and EARNEST Partners, LLC, a Georgia limited liability company ("Advisor").

                              W I T N E S S E T H :

          WHEREAS, the Company is the owner or custodian of, or otherwise has investment authority with respect to, securities, cash and other property (such securities, cash and other property collectively herein referred to as the "Fund") held in one or more accounts (the "Account"); and

          WHEREAS, the Company desires to appoint Advisor to serve as investment manager with respect to the Account (in such capacity, Advisor being referred to hereinafter as "Investment Manager"); and

          WHEREAS, Advisor is a "registered investment adviser" under the Investment Advisers Act of 1940;

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements hereinafter contained, the parties hereto agree as follows:

          I. APPOINTMENT. Advisor is hereby appointed to serve as Investment Manager with respect to the Account. Advisor hereby accepts its appointment subject to the terms and conditions of this Agreement.

          II.   DUTIES AND POWERS OF INVESTMENT MANAGER.

                A.  Duties.

                    1. Subject to any restrictions and/or guidelines contained in Annex "A" attached hereto and by this reference incorporated herein, and any additional restrictions and/or guidelines as may from time to time be communicated in writing by the Company, Advisor shall from time to time invest and reinvest the Fund and keep the same invested, in its sole discretion, without distinction between principal and income, in any property, real, personal or mixed, or share or part thereof, or part interest thereof, or part interest therein, wherever situated, and whether or not productive of income, including: capital, common and preferred stock, and short-term investment funds.

                    2. Advisor shall discharge its duties with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent man acting in a like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, and by diversifying the investments under management so as to minimize the risk of large losses, unless under the circumstances it is clearly prudent not to do so. It is agreed that the standard set forth in the foregoing sentence constitutes the sole standard of care imposed upon Advisor by this Agreement.

                    3. In the performance of its duties hereunder, Advisor shall act in accordance with the investment guidelines which the Company may, from time to time, have furnished to Advisor in writing subject only to such limitations as the Company may impose, or as may otherwise be imposed by law.

                    4. Advisor will provide Company with such periodic reports as Company and Advisor may mutually agree; provided however, that reports as to the status and investments in the Account shall be provided no less frequently than quarterly.

                B. Powers. The Company hereby appoints Advisor its agent and attorney-in-fact with respect to, and hereby confers, and Advisor hereby acknowledges, the following powers in the performance of its duties as Investment Manager under this Agreement:

                    1.  To  direct  the   purchase  or   subscription   for  any
securities or property;

                    2. To direct the sale, exchange, conveyance, transfer or other disposition of any stocks, bonds or other securities held in the Account or comprising the Fund, by private contract or at public auction, with or without advertising;

                    3. To vote any stocks, bonds, or other securities; to give general or special proxies or powers of attorney with or without power of substitution; to exercise any conversion privileges, subscription rights or other options, and to make any payments incidental thereto; to oppose or to consent to, or otherwise participate in, corporate reorganizations or other changes affecting corporate securities, and to delegate discretionary powers, and to pay any assessments or charges in connection therewith, and generally to exercise any of the powers of an owner with respect to stocks, bonds, or other securities of the Fund; provided, that all such powers shall be exercised by Advisor in its sole and absolute discretion subject only to its general fiduciary obligations to the Company as set forth in Section IIA(2) above;

                    4. To direct the writing of covered call options and the purchase or sale of put options and financial futures contracts;

                    5. To make, execute, acknowledge and deliver any and all documents that may be necessary to carry out the powers of Advisor, as Investment Manager;

                    6. To carry out the duties set forth in Subsection IIA of this Agreement;

                    7. To direct the placement of brokerage orders with respect to assets comprising the Fund with such broker or brokers as Advisor shall select; and

                    8. Investment Manager may not act as a principal in any transaction with Company, but Investment Manager may effect any agency cross transaction in compliance with the provisions of applicable law. From time to time securities to be sold on behalf of another of Investments Manager's clients may be suitable for purchase on behalf of the Company Account and vice versa. In such instances, if investment manager determines in good faith that the transaction is in the best interest of each client, Company agrees that Investment Manager may arrange for the securities to be transferred between the Company Account and such other Investment Manager client account at the then independently determined fair market value (a "cross trade") provided neither Investment Manager nor any broker-dealer affiliated with Investment Manager shall receive a commission directly or indirectly in connection with such cross trade, and provided such transaction is otherwise permissible for Company under applicable law.

                    9. Generally, to do all such acts and to execute and deliver all such instruments as in the judgment of Advisor may be necessary or desirable to carry out any powers or authority of Advisor under this Agreement, without advertisement and without order of court, and without having to post bond or make any returns or report of its doings to any court.

                C. Investment Decisions. Advisor shall have full power to make and act upon all investment decisions with respect to the Fund, in its sole discretion, subject only to the terms of this Agreement, as amended from time to time.

                D.  Compensation.  The compensation  of  Advisor  as  Investment
Manager  shall  be such as is set  forth in  Advisor's  separate  published  fee schedule in effect from time to time, a current copy of which is attached hereto as Exhibit "B", except that no increase in fees shall be effective until 90 days after notice thereof to the Company. Unless otherwise provided in Annex "B", payment to Advisor shall be made quarterly, based on a calendar year, and the fee shall be due and payable within 15 days after the end of each quarterly period. If this Agreement commences at any time other than at the beginning of a quarterly period, the first quarterly fee shall be prorated to the end of such first quarterly period. At no time will Advisor be compensated on the basis of a share of capital gains or capital appreciation of the Fund except as based upon the total value of the Fund in accordance with Advisor's aforementioned fee schedule. If this Agreement is terminated all fees due to Advisor shall be prorated to the date of termination.

          III. TRANSACTION PROCEDURES. All transactions will be consummated by payment to, or delivery by, Company, or such other party as Company may designate in writing (the "Custodian"), of all cash and/or securities due to or from the Account. Advisor shall not act as custodian for the Account, but may issue such instructions to the Custodian as may be appropriate in connection with the settlement of transactions initiated by Advisor pursuant to the terms of this Agreement. Instructions of Advisor to Company and/or the Custodian shall be made in writing sent via facsimile (maintaining fax acknowledgement report as proof of receipt), by first-class mail or, at the option of Advisor, orally and confirmed in writing as soon as practical thereafter, and Advisor shall instruct all brokers and dealers executing orders on behalf of the Account to forward to Company and/or the Custodian copies of all confirmations promptly after execution of transactions. Advisor shall not be responsible for any loss incurred by reason of any act or omission of any broker or dealer or the Custodian; provided, however, that Advisor will make reasonable efforts to require that brokers and dealers selected by Advisor perform their obligations with respect to the Account.

          IV. ALLOCATION OF BROKERAGE. Where Advisor places orders for the execution of portfolio transactions for the Account, Advisor may allocate such transactions to such brokers and dealers for execution on such markets, at such prices and at such commission rates as in the good faith judgment of Advisor will be in the best interest of the Account, taking into consideration in the selection of such brokers and dealers not only the available prices and rates of brokerage commissions, but also other relevant factors (such as, without limitation, execution capabilities, research and other services provided by such brokers or dealers which are expected to enhance the general portfolio management capabilities of Advisor, and the value of an ongoing relationship of Advisor with such brokers and dealers) without having to demonstrate that such factors are of a direct benefit to the Account. Company may direct Advisor to utilize specific brokers or dealers. Company represents that such direction shall be for the exclusive purpose of providing benefits to participants and beneficiaries of the Account and shall not constitute, or cause the Account to be engaged in any violation of federal or state law with regard to "prohibited transactions" or "parties-in-interest".

          V. SERVICES TO OTHER CLIENTS OF ADVISOR. Advisor may perform investment advisory services for various clients other than the Company and for accounts other than the Account. Advisor may give advice and take action with respect to other clients that differs from advice given or action taken with respect to the Fund, so long as Advisor attempts in good faith reasonably to allocate investment opportunities to the Company and the Account over a period of time on a fair and equitable basis compared to investment opportunities extended to other clients. Advisor is not obligated to initiate the purchase or sale for the Company, or the Account, of any security that Advisor, its principals, affiliates or employees may purchase or sell for its or their own accounts or for the account of any other client, if in the reasonable opinion of Advisor, such transaction or investment appears unsuitable or undesirable for the Company or the Account.

          VI. CONFIDENTIAL RELATIONSHIP. Except as otherwise provided in this Section, all information and advice furnished by the Company or Advisor to the other, with respect to the Account, the Fund or other matters pertaining to this Agreement, shall be treated as confidential and shall not be disclosed to third parties except as required by law or as necessary to carry out responsibilities set forth in this Agreement.

          VII. AUTHORITY AND STATUS OF ADVISOR AS INVESTMENT MANAGER. Advisor represents and warrants (i) that it is a registered investment adviser under the Investment Advisers Act of 1940, (ii) that it has full power and authority to enter into this Agreement, and (iii) that this Agreement has been duly authorized and when executed and delivered will be binding upon Advisor. Advisor acknowledges that as Investment Manager it is a fiduciary with respect to the Fund; provided, however, that Advisor shall not be considered a fiduciary to the extent that it does not have investment discretion under this Agreement as a result of the restrictions, if any, contained in Annex "A".

          VIII. AUTHORITY OF THE CLIENT. The Company represents and warrants (i) that the Company has full power and authority to enter into this Agreement, and
(ii) that this Agreement has been duly authorized and when executed and delivered will be binding upon the Company, the Account and the Fund.

          IX. DURATION OF AGREEMENT; ENTIRE AGREEMENT. This Agreement will remain in effect until terminated by either party hereto in accordance with
Section X hereof. This Agreement constitutes the entire agreement between Advisor and Company, and supersedes any prior agreements or understanding with respect to the subject matter hereof.

          X.    TERMINATION; PROHIBITION AGAINST ASSIGNMENT.

                A. A party to this Agreement may terminate this Agreement at any time upon notice by registered or certified mail to the other parties in accordance with Section XI hereof, which notice shall be given at least thirty
(30) days prior to the effective date of termination. Upon receiving or giving notice of termination, and (if termination occurs by notice from the Company) upon receipt by Advisor of all fees payable to Advisor pursuant to this Agreement which are accrued but unpaid as of the date of such termination, Advisor shall, if so directed by the Company, make a full accounting to the Company with respect to all assets managed by it since its appointment as Investment Manager.

                B. No assignment (as that term is defined in the Investment Advisers Act of 1940) of this Agreement shall be made by any party without prior written consent of the others.

          XI.   NOTICES.

                A. All notices, requests and demands after the date of this Agreement, and any other communications hereunder shall be deemed to have been duly given if in writing and if delivered or sent by certified or registered mail, return receipt requested, to the appropriate address indicated below or such other address as may be given in a notice sent to the other parties hereto in accordance with this Section XI. Such communication shall be effectively delivered or received on the date on which delivered or on the date acknowledged to have been received in return receipt.

                B.  Company hereby  acknowledges  receipt of Advisor's Form ADV,
Part II  pursuant  to Rule  204-3  under the  Investment  Advisers  Act of 1940.
Advisor annually shall deliver, or offer in writing to deliver, upon written request of the Company and without charge, Form ADV, Part II.

          XII. INDEMNIFICATION. The Company shall indemnify and hold harmless Advisor as Investment Manager, from and against any and all claims, losses, costs, expenses (including, without limitation, attorneys' fees and court costs), damages, actions or causes of action arising from, on account of or in connection with the performance by Advisor of its duties as Investment Manager hereunder, other than such of the foregoing arising from, on account of or in connection with the bad faith, gross negligence or breach of trust of Advisor. The federal and state securities laws impose liabilities under certain circumstances on persons who act in good faith; nothing in this Agreement shall constitute a waiver or limitation of any rights which the Company may have under applicable federal and state securities laws.

          XIII. GOVERNING LAW. The validity, construction and operation of this Agreement shall be governed by the laws of the State of Georgia, except where preempted by the provisions of federal law.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their officers or agents thereunto duly authorized as of the day and year first above written.


                                         THE CHACONIA INCOME & GROWTH FUND, INC.


ATTEST:                                  By:
                                            ------------------------------------
----------------------------------       Title:
                                               ---------------------------------
----------------------------------
Title                                          ---------------------------------
          (SEAL)                               Address


                                         EARNEST PARTNERS, LLC


ATTEST:                                  By:
                                            ------------------------------------
----------------------------------       Title:
                                               ---------------------------------
----------------------------------
Title                                          ---------------------------------
          (SEAL)                               Address

                                     ANNEX A
               DESCRIPTION OF ANY RESTRICTION TO SECTION II(A)(1)








































                                                                        Initials

                                                                      ----------
                                                                      ----------
                                                              Date:
                                                                   -------------

                                     ANNEX B

                                  COMPENSATION


          In accordance with Section II (D) the fee to be paid to Earnest Partners, LLC shall be computed as follows:



Fee Schedule:
------------

Market Value                                                      Fee in Percent
--------------------------------------------------------------------------------

First $10 Million                                                           .75%
Next $10 Million                                                            .50%
Excess over $20 Million                                                     .25%




                  The fee provided above is the annual fee charged by Earnest Partners, LLC for investment management services. Fees are based on the market value of the assets under management at the end of each calendar or fiscal quarter and are charged in arrears. The quarterly fee is calculated by applying the annual rate above to the total market value of the assets and then taking one-quarter of the total as the quarterly fee. The fee payable to Advisor may be revised from time to time but no increase in fees shall be effective until 90 days after notice to the Company.













                                                                        Initials

                                                                      ----------
                                                                      ----------
                                                              Date:
                                                                   -------------

                     THE CHACONIA INCOME & GROWTH FUND, INC.
                        THE CHACONIA INCOME & GROWTH FUND

                               c/o Foley & Lardner
                            777 East Wisconsin Avenue
                           Milwaukee, Wisconsin 53202
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


Revoking any such prior appointments, the undersigned appoints Clarry Benn as proxy with the power of substitution to vote all the common stock of The Chaconia Income & Growth Fund (the "Fund"), a series of The Chaconia Income & Growth Fund, Inc., a Maryland corporation (the "Company"), registered in the name of the undersigned at the annual meeting of stockholders to be held at the offices of Foley & Lardner, 3000 K Street, N.W., Suite 500, Washington, D.C. 20007-5109, on Wednesday, May 17, 2000 at 10:00 A.M.
(Eastern Time) and at any adjournments thereof.

1. To approve or disapprove a new investment advisory agreement between the Company, on behalf of the Fund, and EARNEST Partners, LLC.

         _____ FOR              _____ AGAINST               _____ ABSTAIN

2.   To  ratify  or  reject  the   selection  of   PricewaterhouseCoopers   LLP,
     independent certified public accountants, to audit the accounts of the Fund for the fiscal year ending December 31, 2000.

         _____ FOR              _____ AGAINST               _____ ABSTAIN

3.   To transact such other business as may properly come before the meeting.

The shares of common stock represented by this Proxy will be voted in accordance with the specifications made above. If no specifications are made, such shares will be voted to FOR Proposal 1 and FOR Proposal 2.

NOTE: Please sign exactly as name appears on this card. All joint owners should sign. When signing as executor, administrator, attorney, trustee or guardian or as custodian for a minor, please give full title as such. If a corporation, please sign in full corporate name and indicate the title of the signing officer. If a partner, please sign in the partnership name.

                                        Receipt   acknowledged   of  the   Proxy
                                        Statement for the annual meeting of stockholders to be held on May 17, 2000.


                                        ----------------------------------------
                                        (Signature of Stockholder)


                                        ----------------------------------------
                                        (Print First Name)     (Print Last Name)


                                        Date:                             , 2000
                                             -----------------------------


                                        I (we) do _____ do not _____ expect to be present at the meeting